Exhibit 10.1

AMENDMENT NO. 2 TO

THE LIVEXLIVE MEDIA, INC. 2016 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors and stockholders of LiveXLive Media, Inc. (the “Company”) have previously adopted the LiveXLive Media, Inc. 2016 Equity Incentive Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 3(a) of the Plan, a total of twelve million six hundred thousand (12,600,000) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), have been reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of shares issuable under the Plan by five million (5,000,000) to seventeen million six hundred thousand (17,600,000) shares, including shares previously issued thereunder;

WHEREAS, the Company desires to make certain other changes to the Plan as more fully discussed below; and

WHEREAS, Section 19 of the Plan permits the Company to amend the Plan from time to time, subject to certain limitations specified therein.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of this Amendment No. 2 to the Plan:

1. Section 3(a) of the Plan shall be, and hereby is, amended to increase the aggregate number of shares of Common Stock issuable thereunder to seventeen million six hundred thousand, and Section 3(a) is hereby amended and restated in its entirety to read as follows:

“(a) Maximum Aggregate Number of Shares. Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is Seventeen Million Six Hundred Thousand (17,600,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock”.

2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 to the Company’s 2016 Equity Incentive Plan as of June 29, 2021.

LIVEXLIVE MEDIA, INC.

By:	/s/ Michael Quartieri
Name:	Michael Quartieri
Title:	Chief Financial Officer